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                                                                     Exhibit 1.2


                                                               EXECUTION VERSION


                       COLONIAL REALTY LIMITED PARTNERSHIP
                        (a Delaware Limited Partnership)

                                 Debt Securities

                                 TERMS AGREEMENT


                                                            Dated: July 31, 2002


To:      COLONIAL REALTY LIMITED PARTNERSHIP
         2101 6th Avenue North
         Suite 750
         Birmingham, Alabama 35203

Dear Sirs:

         We (the "Representative") understand that Colonial Realty Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), proposes to issue and sell $100,000,000 aggregate principal amount of its senior debt securities (such debt securities being hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective principal amounts of the Underwritten Securities (as defined in the Underwriting Agreement referenced below) set forth below opposite their respective names at the purchase price set forth below.



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
                                                                                                 PRINCIPAL AMOUNT OF
                                       UNDERWRITER                                             UNDERWRITTEN SECURITIES
                                       -----------                                             -----------------------
                         Merrill Lynch, Pierce, Fenner & Smith
                                     Incorporated.......................................                $70,000,000
                         Bear, Stearns & Co. Inc. ......................................                 15,000,000
                         Wells Fargo Brokerage Services, LLC............................                 15,000,000
                                                                                                         ----------
                                     Total..............................................               $100,000,000
                                                                                                       ============

         The Underwritten Securities shall have the following terms:

Title:                                                        6 7/8% Senior Notes due 2012

Rank:                                                         Pari passu with all other unsecured and
                                                              unsubordinated indebtedness of the
                                                              Operating Partnership

Ratings:                                                      Baa3/BBB-

Aggregate principal amount:                                   $100,000,000

Denominations:                                                $1,000 and integral multiples

Currency of payment:                                          U.S. dollars

Interest rate or formula:                                     6 7/8% per annum

Interest payment dates:                                       Payable semi-annually in arrears
                                                              on each February 15 and August 15,
                                                              commencing February 15, 2003

Regular record dates:                                         February 1 and April 1, as applicable

Stated maturity date:                                         August 15, 2012

Redemption provisions:                                        Redeemable at any time at the option of the
                                                              Operating Partnership, in whole or in part, at a
                                                              redemption price equal to the sum of: (i) the
                                                              principal amount of the Notes being redeemed plus
                                                              accrued but unpaid interest to the redemption date;
                                                              and (ii) the Make-Whole Amount, if any

Sinking fund requirements:                                    N/A

Conversion provisions:                                        N/A

                                       2

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Listing requirements:                                         N/A

Black-out provisions:                                         N/A

Fixed or Variable Price Offering:                             Fixed Price Offering

Initial public offering price per Underwritten Security:      99.185% of the principal amount, plus accrued
                                                              interest, if any, from August 5, 2002

Purchase price per Underwritten Security:                     98.535% of the principal amount, plus
                                                              accrued interest, if any, from August 5, 2002


Other terms and conditions:                                   N/A

Closing date and location:                                    August 5, 2002 at Sidley Austin Brown & Wood
                                                              LLP at 9:00 A.M.

         All the provisions contained in the document attached as Annex A hereto entitled "Colonial Realty Limited Partnership - Debt Securities - Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

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         Please accept this offer no later than nine o'clock P.M. (New York City time) on July 31, 2002 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                 Very truly yours,

                                 MERRILL LYNCH & CO.
                                 MERRILL LYNCH, PIERCE, FENNER & SMITH
                                             INCORPORATED
                                 BEAR, STEARNS & CO. INC.
                                 WELLS FARGO BROKERAGE SERVICES, LLC

                                 By    Merrill Lynch & Co.
                                       Merrill Lynch, Pierce, Fenner & Smith
                                                   Incorporated



                                 By    /s/ JOHN P. CASE III
                                   -----------------------------------------
                                   Acting on behalf of themselves and the other
                                     named Underwriters.


Accepted:

COLONIAL REALTY LIMITED PARTNERSHIP,
the Operating Partnership

By:  Colonial Properties Trust
        (its general partner)

By:      /s/ HOWARD B. NELSON, JR.
   -----------------------------------------------
   Name: Howard B. Nelson, Jr.
   Title:  Chief Financial Officer and Secretary



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